UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 5, 2012

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5314 N. River Run Drive, Suite 350, Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(801) 805-1300
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2012, Mr. Paul V. Burgon, the Company's Interim Chief Financial Officer, notified the Company that he has resigned to pursue other employment, such resignation to be effective in sixty days pursuant to the Severance Compensation Agreement by and between Mr. Burgon and the Company, dated as of May 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Paul V. Burgon
Paul V. Burgon
Interim Chief Financial Officer

Date: July 6, 2012